SCHEDULE 14C INFORMATION

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Investment Managers Series Trust II

(Name of Registrant as Specified in Its Charter)

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INVESTMENT MANAGERS SERIES TRUST II

FIRST TRUST MULTI-STRATEGY FUND

235 West Galena Street
Milwaukee, Wisconsin 53212

INFORMATION STATEMENT

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF THE INFORMATION STATEMENT

This Information Statement is available online at https://www.FirstTrustCapital.com.

The primary purpose of this Information Statement is to provide you with information relating to the hiring of a new sub-advisor to manage a portion of the First Trust Multi-Strategy Fund’s (the “Fund”) assets. The Board of Trustees of the Trust (the “Board”) has appointed Palmer Square Capital Management, LLC (“Palmer Square”) as a new sub-advisor to the Fund. First Trust Capital Management L.P. (the “Advisor”) continues to serve as the Fund’s investment advisor. The Advisor and Palmer Square entered into a new investment sub-advisory agreement (the “New Sub-Advisory Agreement”) with respect to the Fund, a series of Investment Managers Series Trust II (the “Trust”), effective July 19, 2023. Glenmede Investment Management, LP (“Glenmede”), the Fund’s current sub-advisor, continues as an approved sub-advisor for the Fund. The sub-advisors to which the Fund’s assets are allocated and the amounts of their allocations may change from time to time in the discretion of the Advisor. Prior to July 19, 2023, Angel Oak Capital Advisors, LLC (“Angel Oak”), served as a sub-advisor to the Fund. Effective July 19, 2023, the Advisor terminated the investment sub-advisory agreement between the Advisor and Angel Oak with respect to the Fund. There is no increase in the Fund’s aggregate fees as a result of the appointment of Palmer Square as a sub-advisor of the Fund.

The Board of Trustees of the Trust, including a majority of the Trustees who are not “interested persons” of the Trust as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”), at a meeting held on July 19, 2023, considered and approved the New Sub-Advisory Agreement.

Section 15(a) of the 1940 Act requires that all agreements under which persons serve as investment advisors or investment sub-advisors to investment companies be approved by shareholders. The Securities and Exchange Commission (the “SEC”) has granted exemptive relief to the Trust and the Advisor (the “SEC Order”) that permits the Advisor and the Board to employ unaffiliated sub-advisors and modify sub-advisory agreements with unaffiliated sub-advisors without prior approval of the Fund’s shareholders. The SEC Order also permits the Fund to disclose, in lieu of the fees paid to each unaffiliated sub-advisor, the aggregate fees paid to the unaffiliated sub-advisors. One of the conditions of the SEC Order is that within 90 days after entering into a new or amended investment sub-advisory agreement with a new sub-advisor without shareholder approval, the Fund must provide an Information Statement to its shareholders setting forth substantially the information that would be required to be contained in a proxy statement for a meeting of shareholders to vote on the approval of the agreement. This Information Statement is being provided to you to satisfy this condition of the SEC Order. By sending you this notice, the Fund is notifying you that the Information Statement is available to you via the internet in lieu of mailing you a paper copy. You may print and view the Information Statement on the Fund’s website at https://www.FirstTrustCapital.com. The Information Statement will be available on the website until at least December 21, 2023. You may request a paper copy or email copy of the Information Statement, free of charge, by contacting the Fund in writing at 235 West Galena Street, Milwaukee, Wisconsin 53212, or by calling 1-877-779-1999. The Fund’s most recent annual report and semi-annual report are available upon request, without charge, by contacting the Fund at the above address or phone number, or by visiting https://www.FirstTrustCapital.com.

i

Only one copy of this notice will be delivered to shareholders of the Fund who reside at the same address, unless the Fund has received instructions to the contrary. If you would like to receive an additional copy, please write to the Fund at 235 West Galena Street, Milwaukee, Wisconsin 53212, or call 1-877-779-1999. Shareholders wishing to receive separate copies of notices in the future, and shareholders sharing an address who wish to receive a single copy if they are receiving multiple copies, should also contact the Fund as indicated above. On behalf of the Board of Trustees, I thank you for your continued investment in the First Trust Multi-Strategy Fund.

Sincerely,

Terrance Gallagher
President

ii

INVESTMENT MANAGERS SERIES TRUST II

INFORMATION STATEMENT TO SHAREHOLDERS OF THE

FIRST TRUST MULTI-STRATEGY FUND

This document is an Information Statement and is being furnished to shareholders of the First Trust Multi-Strategy Fund (the “Fund”), a series of Investment Managers Series Trust II (the “Trust”), in lieu of a proxy statement pursuant to the terms of an exemptive order issued by the Securities and Exchange Commission (the “SEC Order”) to the Trust and First Trust Capital Management L.P. (the “Advisor”), the Fund’s investment advisor. The SEC Order permits the Advisor and the Board of Trustees of the Trust (the “Board”) to employ unaffiliated sub-advisors and modify sub-advisory agreements with unaffiliated sub-advisors without prior approval of the Fund’s shareholders. Although approval by the Fund’s shareholders is not required, the SEC Order requires that an Information Statement be made available to the Fund’s shareholders in connection with the appointment of a new unaffiliated sub-advisor. The SEC Order also permits the Fund to disclose, in lieu of the fees paid to each unaffiliated sub-advisor, the aggregate fees paid to all unaffiliated sub-advisors.

This Information Statement provides information about a new investment sub-advisory agreement (the “New Sub-Advisory Agreement”) between the Advisor and Palmer Square Capital Management, LLC (“Palmer Square”) with respect to the Fund. The New Sub-Advisory Agreement took effect on July 19, 2023. The Advisor continues to serve as the Fund’s investment advisor and Glenmede Investment Management, LP (“Glenmede”), the Fund’s current sub-advisor, continues as an approved sub-advisor for the Fund. Prior to July 19, 2023, Angel Oak Capital Advisors, LLC (“Angel Oak”), served as a sub-advisor to the Fund. Effective July 19, 2023, the Advisor terminated the investment sub-advisory agreement between the Advisor and Angel Oak with respect to the Fund. There is no increase in the Fund’s aggregate fees as a result of the appointment of Palmer Square as a sub-advisor of the Fund.

This Information Statement will be made available on the Fund’s website, https://www.FirstTrustCapital.com, on or about September 21, 2023. The Fund will bear the expenses incurred in connection with preparing this Information Statement, which are expected to be approximately $2,500. You may request a paper copy or email copy of the Information Statement, free of charge, by contacting the Fund in writing at 235 West Galena Street, Milwaukee, Wisconsin 53212, or by calling 1-877-779-1999.

As of September 15, 2023, the following shares of the Fund were issued and outstanding.

Class	Outstanding Shares
Class A Shares	400,542.765
Class C Shares	11,442.399
Class I Shares	3,735,051.193

Information regarding shareholders who owned beneficially 5% or more of a class of shares of the Fund as of September 15, 2023 is set forth in Exhibit A. To the knowledge of the Advisor, the executive officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of the Fund and of the Trust as of September 15, 2023.

Important Notice Regarding the Availability of this Information Statement

This Information Statement is available at www.FirstTrustCapital.com.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

I.	Introduction

The Fund, under the name Vivaldi Multi-Strategy Fund, commenced operations and acquired the assets and liabilities of the Vivaldi Orinda Macro Opportunities Fund (the “Predecessor Fund”), a series of Advisors Series Trust, on December 16, 2016. On November 1, 2021, the Vivaldi Multi-Strategy Fund changed its name to the First Trust Multi-Strategy Fund. Since the Fund’s inception, the Advisor, located at 225 West Wacker Drive, 21st Floor, Chicago Illinois 60606, has served as the Fund’s investment advisor. Subject to the general supervision of the Board, the Advisor is responsible for managing the Fund in accordance with the Fund’s investment objective and policies described in the Fund’s current Prospectus. As the Fund’s investment advisor, the Advisor has the ability to delegate day-to-day portfolio management responsibilities to one or more sub-advisors, and in that connection is responsible for making recommendations to the Board with respect to hiring, termination and replacement of any sub-advisor of the Fund.

The Advisor seeks to achieve the Fund’s investment objective in part by delegating the management of a portion of Fund assets to a group of experienced investment managers (the “Sub-Advisors”) that utilize a variety of investment strategies and styles. The Advisor also manages a portion of the Fund’s assets directly. The Advisor retains overall supervisory responsibility for the general management and investment of the Fund’s securities portfolio and is responsible for selecting and determining the percentage of Fund assets to allocate to itself and each Sub-Advisor. In seeking to achieve the Fund’s investment objective, the Advisor and the Sub-Advisors implement both fundamentally and technically driven strategies. These strategies may include, without limitation, arbitrage, special purpose acquisition companies, secured options, and debt securities strategies that invest in different asset classes, securities, and derivative instruments. These strategies seek to target positive absolute returns and may exhibit different degrees of volatility, as well as exposure to equity, fixed income, currency, and interest rate markets. The Advisor and each Sub-Advisor have complete discretion to invest its portion of the Fund’s assets as it deems appropriate, based on its particular philosophy, style, strategies and views. While each Sub-Advisor is subject to the oversight of the Advisor, the Advisor does not attempt to manage the day-to-day investments of the Sub-Advisors.

The Advisor manages an arbitrage strategy and a special purpose acquisition companies strategy for the Fund. The Advisor has entered into investment sub-advisory agreements with the following Sub-Advisors:

•	Glenmede Investment Management, LP, located at 1650 Market Street, Suite 1200, Philadelphia, Pennsylvania 19103. Glenmede manages a secured options strategy for the Fund.

•	Palmer Square Capital Management, LLC, located at 1900 Shawnee Mission Parkway, Suite 315, Mission Woods, Kansas 66205. Palmer Square manages a debt securities strategy for the Fund.

II.	The Advisory Agreement

The Advisor serves as the investment advisor to the Fund pursuant to an investment advisory agreement (the “Advisory Agreement”) with the Trust dated as of November 1, 2021, which was approved by the Board on June 30, 2021. At a special meeting held on September 28, 2021, shareholders of the Fund approved the Advisory Agreement. The Advisor is an investment advisor registered with the SEC and provides investment advice to open-end, closed-end and private funds. As of June 30, 2023, the Advisor had approximately $5.3 billion in assets under management.

Pursuant to the Advisory Agreement, the Fund is obligated to pay the Advisor an annual management fee equal to 1.20% of the Fund’s average daily net assets. The Advisor has contractually agreed to waive its fees and/or pay for operating expenses of the Fund to ensure that total annual fund operating expenses (excluding any taxes, leverage interest, brokerage commissions, dividend and interest expenses on short sales, acquired fund fees and expenses, expenses incurred in connection with any merger or reorganization, and extraordinary expenses such as litigation expenses) do not exceed 1.85%, 2.60%, and 1.55% of the average daily net assets of Class A, Class C, and Class I shares of the Fund, respectively. This agreement is effective until January 31, 2024, and may be terminated before that date only by the Board. The Advisor is permitted to seek reimbursement from the Fund, subject to certain limitations, of fees waived or payments made to the Fund for a period ending three full fiscal years after the date of the waiver or payment. This reimbursement may be requested from the Fund if the reimbursement will not cause the Fund’s annual expense ratio to exceed the lesser of (a) the expense limitation in effect at the time such fees were waived or payments made, or (b) the expense limitation in effect at the time of the reimbursement.

For the fiscal year ended September 30, 2022, the Advisor received $368,339 in advisory fees from the Fund, representing 1.20% of the Fund’s average daily net assets.

III.	Appointment of Palmer Square as Sub-Advisor to the Fund

At the meeting held on July 19, 2023, the Board, including the Trustees of the Trust who are not “interested persons” of the Trust (the “Independent Trustees”), as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), unanimously approved the appointment of Palmer Square as a new sub-advisor to the Fund and the sub-advisory agreement between the Advisor and Palmer Square (the “New Sub-Advisory Agreement”).

No Trustees or officers of the Trust are officers, employees, directors, managers or members of Palmer Square. In addition, since the beginning of the Trust’s last fiscal year, no Trustee has had, directly or indirectly, a material interest in Palmer Square, any of Palmer Square’s parents or subsidiaries, or any subsidiaries of a parent of any such entities, and no Trustee has been a party to a material transaction or material proposed transaction to which Palmer Square, any of its parents or subsidiaries, or any subsidiaries of a parent of any such entities, was or is to be a party.

IV.	The New Sub-Advisory Agreement with Palmer Square

Under the terms of the New Sub-Advisory Agreement, Palmer Square will, subject to the supervision of the Advisor and the Board, and in accordance with the investment objective and policies of the Fund and applicable laws and regulations, make investment decisions with respect to the purchases and sales of portfolio securities and other assets for a designated portion of the Fund’s assets.

The New Sub-Advisory Agreement generally provides that Palmer Square will not be liable for any losses suffered by the Fund resulting from any mistake of judgment or in any event whatsoever, except for losses resulting from willful misfeasance, bad faith, or negligence in the performance of Palmer Square’s duties or reckless disregard of obligations and duties of Palmer Square.

The New Sub-Advisory Agreement provides that it will remain in effect for an initial two-year term after July 19, 2023, the effective date of the agreement, unless sooner terminated as provided in the agreement. The New Sub-Advisory Agreement will continue in force from year to year thereafter so long as it is specifically approved at least annually in the manner required by the 1940 Act. The New Sub-Advisory Agreement terminates automatically in the event of its assignment (as defined in the 1940 Act) or upon termination of the Advisory Agreement. The New Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, (i) by the Board, (ii) by the vote of a majority of the outstanding voting securities of the Fund, (iii) by the Advisor on 60 days’ written notice to Palmer Square, or (ii) by Palmer Square on 60 days’ written notice to the Trust and the Advisor.

The fees for Palmer Square are based on the assets that it is responsible for managing. All sub-advisory fees with respect to the Fund are paid by the Advisor and not the Fund. Because the Advisor pays Glenmede and Palmer Square, there is no “duplication” of advisory fees paid. For its services under the Investment Advisory Agreement with the Trust, the Fund pays the Advisor an annual advisory fee of 1.20% of the Fund’s average daily net assets.

For the fiscal year ended September 30, 2022, the aggregate sub-advisory fees paid by the Advisor to Glenmede and Angel Oak, the Fund’s Sub-Advisors during the fiscal year, was $76,727, or 0.25% of the Fund’s average daily net assets. Effective July 19, 2023, Angel Oak no longer serves as a sub-advisor to the Fund.

The New Sub-Advisory Agreement between the Advisor and Palmer Square is attached as Exhibit B to this Information Statement. A copy of the New Sub-Advisory Agreement is on file with the SEC and available: (1) in person at the SEC’s Public Reference Room in Washington, D.C. (upon payment of any applicable fees); (2) by mail (Public Reference Section, Securities and Exchange Commission, Washington, D.C. 20549-1520) or email (publicinfo@sec.gov) (upon payment of any applicable fees); or (3) on the EDGAR Database on the SEC’s internet website (www.sec.gov).

V.	Board Considerations

At its meeting held on July 19, 2023, in connection with its review of the New Sub-Advisory Agreement with Palmer Square, the Trustees discussed, among other things, the nature, extent and quality of the services to be provided by Palmer Square with respect to the Fund; the proposed sub-advisory fees to be paid to Palmer Square; and the potential benefits to Palmer Square expected to result from its relationship with the Fund. In advance of the meeting, the Board received information about Palmer Square’s investment strategy and the New Sub-Advisory Agreement with Palmer Square, certain portions of which are discussed below. The materials, among other things, included information with respect to: (i) Palmer Square’s organization and financial condition; (ii) information regarding the background, experience and compensation structure of relevant personnel who would be providing services to the Fund; (iii) information about fees charged by Palmer Square to comparable other products; (iv) information about the performance of comparable other products managed by Palmer Square; and (v) information about Palmer Square’s compliance policies and procedures, disaster recovery and contingency planning, and policies with respect to portfolio execution and trading.

In considering the approval of the New Sub-Advisory Agreement, the Board and Independent Trustees considered a variety of factors, including those discussed below. The Board and Independent Trustees did not identify any particular factor that was controlling, and each Trustee may have attributed different weights to the various factors.

The Board discussed the portfolio management personnel and the investment strategies to be employed in the management of Palmer Square’s portion of the Fund’s assets. The Board considered the performance of another registered investment company managed by Palmer Square with a similar investment objective and strategies as Palmer Square’s portion of the Fund. The Board noted that for the periods ended March 31, 2023, the other registered investment company outperformed its benchmark, the Bloomberg Aggregate Bond Index, by 3.98% for the one-year period, 16.83% for the three-year period, 2.58% for the five-year period, and 2.69% since inception in August 2014.

The Board also considered the overall quality of services proposed to be provided by Palmer Square to the Fund. In doing so, the Board considered the specific responsibilities Palmer Square would have for management of its portion of the Fund’s assets as well as the qualifications, experience and responsibilities of the personnel who would be involved in the activities of the Fund. The Board noted Palmer Square serves as investment advisor to other funds registered under the 1940 Act and had demonstrated an ability to manage such funds. The Board also considered the overall quality of Palmer Square’s organization and operations and its compliance structure. The Board considered the Advisor’s favorable assessment of the nature and quality of the investment sub-advisory services expected to be provided to the Fund by Palmer Square and the Advisor’s recommendation to engage Palmer Square. In addition, the Board considered its familiarity with the overall quality of the oversight services provided by the Advisor to the Fund in monitoring the activities of the sub-advisors of the Fund. Based on its review and the Advisor’s recommendation, the Board and the Independent Trustees concluded that Palmer Square had sufficient quality and depth of personnel, resources and investment methods necessary to perform its duties to the Fund under the proposed New Sub-Advisory Agreement. The Board and the Independent Trustees also concluded that, based on the various factors they had reviewed, the nature, overall quality, and extent of the management services expected to be provided by Palmer Square would be satisfactory.

The Board noted that the fees payable to Palmer Square under the Sub-Advisory Agreement would be paid by the Advisor from the advisory fees that it receives from the Fund. The Board compared the advisory and sub-advisory fees in light of the respective services to be provided to the Fund by the Advisor and Palmer Square, respectively. The Board also reviewed information regarding the sub-advisory fees proposed to be charged by Palmer Square with respect to its portion of the Fund, and noted that Palmer Square serves as advisor to another registered investment company with similar objectives and policies as Palmer Square’s portion of the Fund. The Trustees also noted that the sub-advisory fee to be charged by Palmer Square with respect to its portion of the Fund is lower than the fees Palmer Square charges to manage the registered investment company with similar strategies as Palmer Square’s portion of the Fund. The Board noted the sub-advisory fee to be charged by Palmer Square was within the range of the advisory fees that Palmer Square charges to manage separate accounts for institutional and high net worth clients with similar objectives and policies as Palmer Square’s portion of the Fund. The Board further observed that management of mutual fund assets requires compliance with certain requirements under the 1940 Act that do not apply to Palmer Square’s other clients, and that Palmer Square will provide more services to portion of the Fund than it does to separately managed accounts.

The Board also considered the potential benefits to be received by Palmer Square as a result of its relationship with the Fund (other than its receipt of investment sub-advisory fees), including any research received from broker-dealers providing execution services for the Fund, beneficial effects from the review by the Trust’s Chief Compliance Officer of Palmer Square’s compliance program, and the intangible benefits of its association with the Fund generally and any favorable publicity arising in connection with the Fund’s performance.

After further discussion, the Independent Trustees and the Board concluded that Palmer Square would have the capabilities, resources and personnel necessary to manage its portion of the Fund, and that in light of the services to be provided by Palmer Square to the Fund, the compensation to be paid to it under the New Sub-Advisory Agreement is fair and reasonable, and that approval of the New Sub-Advisory Agreement is in the best interest of the Fund and its shareholders. The Board approved the New Sub-Advisory Agreement with Palmer Square for an initial two-year term.

VI.	Information Regarding Palmer Square

Palmer Square Capital Management, LLC, a Delaware limited liability company located at 1900 Shawnee Mission Parkway, Suite 315, Mission Woods, Kansas 66205, is an SEC-registered investment advisor that services pooled investment vehicles, investment companies, high net worth individuals and institutions. Christopher D. Long, Founder, CEO and Chairman of Palmer Square, and Angie K. Long, Chief Investment Officer of Palmer Square, and a portfolio manager of the Fund, have a controlling interest in Palmer Square. As of June 30, 2023, Palmer Square had approximately $27.2 billion in assets under management.

The names and principal occupations of each principal executive officer of Palmer Square, located at 1900 Shawnee Mission Parkway, Suite 315, Mission Woods, Kansas 66205, are listed below.

Name	Principal Occupation/Title
Jeffrey D. Fox	President
Christopher D. Long	Chief Executive Officer, Portfolio Manager
Angie K. Long	Chief Investment Officer, Portfolio Manager
Scott A. Betz	Chief Operating Officer
Stacy R. Brice	Chief Compliance Officer

The following information was provided by Palmer Square regarding the other registered funds for which it serves as the advisor or sub-advisor and which have investment objectives and investment strategies similar to those of Palmer Square’s portion of the Fund.

Fund	Fee rate	Total fund assets/ net assets advised and sub-advised by Palmer Square as of June 30, 2023	Has compensation been waived, reduced or otherwise agreed to be reduced under any applicable contract?
Palmer Square Opportunistic Income Fund	1.00%	$267,759,994.44	None
First Trust Private Credit Fund	0.50%	$10,489,127.04	None
First Trust Alternative Opportunities Fund	0.50%	$49,912,524.81	None

Angie K. Long, CFA, has been a portfolio manager of the Fund’s debt securities strategy since July 2023. Ms. Long has been the Chief Investment Officer of Palmer Square since February 2011. She has key responsibilities for all investment-related activities with a particular focus on portfolio construction and risk management. Prior to joining Palmer Square, Ms. Long worked for J.P. Morgan Chase & Co. in New York from 1998 to 2011. There, she held a variety of management and trading roles, including Deputy Head of Credit Trading for North America, Head of High Yield Trading, and Head of Credit Derivatives Trading. She has been a trader and investor within many products and strategies including high yield bonds, high yield credit derivatives, distressed debt, capital structure arbitrage and structured credit. Among other career achievements, Ms. Long is credited with creating the High Yield Debt Index, the first liquid credit trading index. She was named a managing director of J.P. Morgan Chase & Co. at age 29. She was responsible for building J.P. Morgan’s High Yield Credit Derivatives business and Credit Options business. She received an AB degree in Economics from Princeton University in 1997 and is a CFA® charterholder.

Taylor R. Moore, CFA, has been a portfolio manager of the Fund’s debt securities strategy since July 2023. Mr. Moore is Managing Director, Portfolio Manager and Head of Structured Credit Trading at Palmer Square. Mr. Moore joined Palmer Square in 2013. Prior to joining Palmer Square, Taylor worked at JPMorgan Chase & Co. in New York and Delaware. Mr. Moore was an integral part of the firm’s North American foreign exchange business serving as Associate Product Controller. Mr. Moore played a key role in all financial operations and management of JPMorgan’s Forward and Spot foreign exchange trading desks. He began his career at JPMorgan as part of the firm’s Corporate Development Program, a two year selective leadership development program. Prior to JPMorgan Chase & Co., Mr. Moore worked at Frontier Investment Bank, a boutique investment bank based out of Kansas City. Mr. Moore received a BA in Economics from Cornell University and is a CFA® charterholder.

VII.	Brokerage Commissions

For the fiscal year ended September 30, 2022, the Fund did not pay brokerage commissions to any broker 1) that is an affiliated person of the Fund; 2) that is an affiliated person of such person; or 3) an affiliated person of which is an affiliated person of the Fund, its investment adviser, principal underwriter, or administrator.

VIII.	General Information

The principal executive offices of the Trust are located at 235 West Galena Street, Milwaukee, Wisconsin 53212. The Trust’s co-administrators are Mutual Fund Administration, LLC, which is located at 2220 E. Route 66, Suite 226, Glendora, California 91740, and UMB Fund Services, Inc., which is located at 235 West Galena Street, Milwaukee, Wisconsin 53212. UMB also serves as the Trust’s transfer agent. The Fund’s distributor is First Trust Portfolios L.P., which is located at 120 E. Liberty Drive, Suite 400, Wheaton, Illinois 60187. The Fund’s custodian is UMB Bank, n.a., 928 Grand Boulevard, 5th Floor, Kansas City, Missouri 64106. Counsel to the Trust and the Independent Trustees is Morgan, Lewis & Bockius LLP, which is located at 600 Anton Boulevard, Suite 1800, Costa Mesa, California 92626.

The Trust will furnish, without charge, a copy of the most recent annual report and semi-annual report to shareholders of the Fund upon request. Requests for such reports should be directed to First Trust Multi-Strategy Fund, 235 West Galena Street, Milwaukee, Wisconsin 53212 or by calling 1-877-779-1999, or by accessing the Fund’s website at https://www.FirstTrustCapital.com.

EXHIBIT A

Shareholders Owning Beneficially or of Record More than 5% of any Class of the First Trust Multi-Strategy Fund:

Shareholder	Percentage of Total Outstanding Shares as of September 15, 2023
Class A
Charles Schwab & Co Inc. FBO San Francisco, CA 94105	66.44%
LPL Financial Omnibus Customer Account San Diego, CA 92121	21.84%

Class C
LPL Financial Omnibus Customer Account San Diego, CA 92121	56.01%
Pershing LLC Jersey City, NJ 07303	43.62%

Class I
LPL Financial Omnibus Customer Account San Diego, CA 92121	48.07%
Charles Schwab & Co Inc. FBO San Francisco, CA 94105	16.90%

As of September 15, 2023, none of the Trustees and officers of the Trust owned any shares of the First Trust Multi-Strategy Fund.

A-1

EXHIBIT B

SUB-ADVISORY AGREEMENT

BETWEEN

FIRST TRust capital Management L.P.

AND

PALMER SQUARE CAPITAL MANAGEMENT LLC

THIS SUB-ADVISORY AGREEMENT (the “Agreement”), effective as of July 19, 2023, is entered into by and between First Trust Capital Management L.P., a Delaware Limited Partnership with its principal office and place of business at 225 W. Wacker, 21st Floor, Chicago, IL 60606 (the “Advisor”) and Palmer Square Capital Management LLC, a Delaware Limited Liability Company with its principal office and place of business at 1900 Shawnee Mission Parkway, Suite 513, Mission Woods, KS, 66205 (the “Sub-advisor”).

WHEREAS, Advisor has entered into an Investment Advisory Agreement dated November 1, 2021 (the “Advisory Agreement”) with Investment Managers Series Trust II, a Delaware statutory trust, with its principal office and place of business at 235 West Galena Street, Milwaukee, Wisconsin 53212 (the “Trust”);

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end, management investment company and may issue its shares of beneficial interest, no par value, in separate series;

WHEREAS, pursuant to the Advisory Agreement, and subject to the direction and control of the Board of Trustees of the Trust (the “Board”), the Advisor acts as investment advisor for the series of the Trust listed on Appendix A hereto (the “Fund”);

WHEREAS, the Advisory Agreement permits the Advisor, subject to the supervision of the Board, to delegate certain of its duties under the Advisory Agreement to other registered investment advisors subject to the requirements of the 1940 Act;

WHEREAS, it is intended that the Trust be a third-party beneficiary under this Agreement; and

WHEREAS, the Advisor desires to retain the Sub-advisor to furnish investment advisory services for the Fund and the Sub-advisor is willing to provide those services on the terms and conditions set forth in this Agreement;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Advisor and the Sub-advisor hereby agree as follows:

SECTION 1.  APPOINTMENT; DELIVERY OF DOCUMENTS

(a) The Advisor hereby appoints and employs the Sub-advisor, subject to the direction and control of the Board, to manage the investment and reinvestment of the assets of all or a portion of the Fund allocated by the Advisor to the Sub-advisor from time to time (such assets, the “Portfolio”) and, without limiting the generality of the foregoing, to provide other services as specified herein. The Sub-advisor accepts this employment and agrees to render its services for the compensation set forth herein.

(b) In connection therewith, the Advisor has delivered to the Sub-advisor copies of (i) the Trust’s Declaration of Trust and Bylaws (collectively, as amended from time to time, the “Charter Documents”), (ii) the Trust’s current Prospectus and Statement of Additional Information for the Fund (collectively, as currently in effect and as amended or supplemented, the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the 1940 Act, (iii) each plan of distribution or similar document adopted by the Trust with respect to the Fund under Rule 12b-1 under the 1940 Act (each a “Plan”) and each current shareholder service plan or similar document adopted by the Trust with respect to the Fund (each a “Service Plan”); and (iv) all procedures adopted by the Trust with respect to the Fund, and shall promptly furnish the Sub-advisor with all amendments of or supplements to the foregoing.  The Advisor shall deliver to the Sub-advisor: (x) a copy of the resolution of the Board appointing the Sub-advisor as a sub-advisor to the Fund and authorizing the execution and delivery of this Agreement; (y) a copy of all proxy statements and related materials relating to the Fund; and (z) any other documents, materials or information that the Sub-advisor shall reasonably request to enable it to perform its duties pursuant to this Agreement.

(c) The Sub-advisor has delivered to the Advisor and the Trust (i) a copy of its Form ADV as most recently filed with the SEC; (ii) a copy of its code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act (the “Code”); and (iii) a copy of its compliance manual pursuant to applicable regulations, including its proxy voting policies and procedures, which proxy voting policy and procedures will be included in the Trust’s Registration Statement.  The Sub-advisor shall promptly furnish the Advisor and Trust with all amendments of, and supplements to, the foregoing at least annually.

SECTION 2.  DUTIES OF THE ADVISOR

In order for the Sub-advisor to perform the services required by this Agreement, the Advisor (i) shall cause all service providers to the Trust to furnish information to the Sub-advisor and assist the Sub-advisor as may be required, (ii) shall ensure that the Sub-advisor has reasonable access to all records and documents relevant to the Portfolio maintained by the Trust, the Advisor or any service provider to the Trust, and (iii) shall deliver to the Sub-advisor copies of all material relevant to the Sub-advisor or the Portfolio that the Advisor provides to the Board in accordance with the Advisory Agreement.

SECTION 3.  DUTIES OF THE SUB-ADVISOR

(a) The Sub-advisor will make decisions with respect to all purchases and sales of securities and other investment assets in the Portfolio, and is responsible for voting all proxies for securities and exercise all other voting rights with respect to such securities in accordance with the Sub-Advisor’s written proxy voting policies and procedures.  To carry out such decisions, the Sub-advisor is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Portfolio.  In all purchases, sales and other transactions in securities and other investments for the Portfolio, the Sub-advisor is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions, such as proxy voting with respect to the securities of the Portfolio.

Consistent with Section 28(e) of the Securities and Exchange Act of 1934, as amended, the Sub-advisor may allocate brokerage on behalf of the Fund to broker-dealers who provide brokerage or research services to the Sub-advisor.  The Sub-advisor may aggregate sales and purchase orders of the assets of the Portfolio with similar orders being made simultaneously for other accounts advised by the Sub-advisor or its affiliates.  Whenever the Sub-advisor simultaneously places orders to purchase or sell the same asset on behalf of the Portfolio and one or more other accounts advised by the Sub-advisor, the Sub-advisor will allocate the order as to price and amount among all such accounts in a manner believed to be equitable over time to each account.

(b) The Sub-advisor will report to the Board at each meeting thereof as requested by the Advisor or the Board all material changes in the Portfolio since the prior report, and will also keep the Board and the Advisor informed of important developments affecting the Trust, the Fund and the Sub-advisor, and on its own initiative, will furnish the Board from time to time with such information as the Sub-advisor may believe appropriate for this purpose, whether concerning the individual companies the securities of which are included in the Portfolio’s holdings, the industries in which such companies engage, the economic, social or political conditions prevailing in each country in which the Portfolio maintains investments, or otherwise.  The Sub-advisor will also furnish the Board and the Advisor with such statistical and analytical information with respect to investments of the Portfolio as the Sub-advisor may believe appropriate or as the Board reasonably may request.  In making purchases and sales of securities and other investment assets for the Portfolio, the Sub-advisor will bear in mind the policies and procedures set from time to time by the Board as well as the limitations imposed by the Charter Documents and Registration Statement, the limitations in the 1940 Act, the Securities Act, the Internal Revenue Code of 1986, as amended, and other applicable laws and the investment objectives, policies and restrictions of the Fund.

(c) The Sub-advisor will from time to time employ or associate with such persons as the Sub-advisor believes to be particularly fitted to assist in the execution of the Sub-advisor's duties hereunder, the cost of performance of such duties to be borne and paid by the Sub-advisor.  No obligation may be incurred on the Trust’s or Advisor’s behalf in any such respect.

(d) The Sub-advisor will report to the Board and the Advisor all material matters related to the Sub-advisor’s.  On an annual basis, the Sub-advisor shall report on its compliance with its Code and its compliance policies and procedures to the Advisor and to the Board and upon the written request of the Advisor or the Trust, the Sub-advisor shall permit the Advisor and the Trust, or their respective representatives to examine the reports required to be made to the Sub-advisor under the Code and its compliance policies and procedures.  The Sub-advisor will notify the Advisor and the Trust in writing of any change of control of the Sub-advisor at least 60 days prior to any such changes and any changes in the key personnel who are either the portfolio manager(s) of the Fund or senior management of the Sub-advisor, as promptly as possible, and in any event prior to such change.

(e) The Sub-advisor will maintain records relating to its portfolio transactions and placing and allocation of brokerage orders as are required to be maintained by the Trust under the 1940 Act.  The Sub-advisor shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Sub-advisor pursuant to this Agreement required to be prepared and maintained by the Sub-advisor or the Trust pursuant to applicable law.  To the extent required by law, the books and records pertaining to the Trust which are in possession of the Sub-advisor shall be the property of the Trust.  The Advisor and the Trust, or their respective representatives, shall have access to such books and records at all times during the Sub-advisor's normal business hours.  Upon the reasonable request of the Advisor or the Trust, copies of any such books and records shall be provided promptly by the Sub-advisor to the Advisor and the Trust, or their respective representatives.

(f) The Sub-advisor will cooperate with the Fund’s independent public registered accounting firm and shall take reasonable action to make all necessary information available to the accounting firm for the performance of the accounting firm’s duties.

(g) The Sub-advisor will provide the Fund’s custodian and fund accountant on each business day with such information relating to all transactions concerning the Portfolio’s assets under the Sub-advisor’s control as the custodian and fund accountant may reasonably require.  In accordance with procedures adopted by the Board, the Sub-advisor is responsible for assisting in the fair valuation of all Portfolio assets and will use its reasonable efforts to arrange for the provision of prices from parties who are not affiliated persons of the Sub-advisor for each asset for which the Fund’s fund accountant does not obtain prices in the ordinary course of business.

(h) The Sub-advisor shall have no duties or obligations pursuant to this Agreement (other than the continuation of its preexisting duties and obligations) during any period in which the Fund invests all (or substantially all) of its investment assets in a registered, open-end management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the 1940 Act, pursuant to the instruction of the Advisor and of the Trust’s Board of Trustees.

(i) For the purpose of complying with Rule 10f-3, Rule 12d3-1 and Rule 17a-10 under the 1940 Act and any other applicable rule or regulation, the Sub-advisor will not, with respect to transactions in securities or other assets for the Portfolio, consult with any other sub-advisor to the Fund or any other series of the Trust.

SECTION 4.  COMPENSATION; EXPENSES

(a) In consideration of the foregoing, the Advisor shall pay the Sub-advisor, with respect to the Fund, a fee as specified in Appendix B hereto.  Such fees shall be accrued by the Advisor daily and shall be payable monthly in arrears on the first business day of each calendar month for services performed hereunder during the prior calendar month.  If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs.  Upon the termination of this Agreement with respect to the Fund, the Advisor shall pay to the Sub-advisor such compensation as shall be payable prior to the effective date of termination.

(b) During the term of this Agreement, the Sub-advisor will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Portfolio.  The Sub-advisor shall, at its sole expense, employ or associate itself with such persons as it reasonably believes to be particularly fitted to assist it in the execution of its duties under the Agreement.  Except as set forth in Appendix B, the Sub-advisor shall not be responsible for the Trust’s, the Fund’s or the Advisor’s expenses, including any extraordinary and non-recurring expenses.

(c) No fee shall be payable hereunder with respect to the Fund during any period in which the Fund invests all (or substantially all) of its investment assets in a registered, open-end, management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the 1940 Act, pursuant to the instruction of the Advisor and of the Trust’s Board of Trustees.

SECTION 5.  STANDARD OF CARE

(a) The Advisor shall expect of the Sub-advisor, and the Sub-advisor will give the Advisor and the Trust the benefit of, the Sub-advisor's best judgment and efforts in rendering its services hereunder.  The Sub-advisor shall not be liable to the Advisor or the Trust hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, the Sub-advisor against any liability to the Advisor or the Trust to which the Sub-advisor would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of the Sub-advisor's duties hereunder, or by reason of the Sub-advisor's reckless disregard of its obligations and duties hereunder.

(b) The Sub-advisor shall not be liable to the Advisor or the Trust for any action taken or failure to act in good faith reliance upon: (i) information, instructions or requests, whether oral or written, with respect to the Fund made to the Sub-advisor by a duly authorized officer of the Advisor or the Trust; (ii) the advice of counsel to the Trust; and (iii) any written instruction or certified copy of any resolution of the Board.

(c) The Sub-advisor shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties (other than those related to the Sub-advisor’s employees), fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

(d) The parties hereto acknowledge and agree that the Trust is a third-party beneficiary as to the covenants, obligations, representations and warranties undertaken by the Sub-advisor under this Agreement and as to the rights and privileges to which the Advisor is entitled pursuant to this Agreement, and that the Trust is entitled to all of the rights and privileges associated with such third-party-beneficiary status.

SECTION 6.  EFFECTIVENESS, DURATION AND TERMINATION

(a) This Agreement shall become effective with respect to the Fund as of the date hereof; provided, however, that the Agreement has been approved by (i) the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund, and, in either case, (ii) by the vote of a majority of the Trust's Trustees who are not parties to this Agreement or interested persons of any such party (other than as trustees of the Trust), cast at a meeting called for the purpose of voting on such approval, in accordance with the provisions of Section 15 of the 1940 Act and any rule, interpretation or order of the SEC.

(b) This Agreement shall remain in effect with respect to the Fund for a period of two years from the date of its effectiveness and shall continue in effect for successive annual periods with respect to the Fund; provided that such continuance is specifically approved at least annually (i) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund, and, in either case, (ii) by the vote of a majority of the Trust's Trustees who are not parties to this Agreement or interested persons of any such party (other than as trustees of the Trust), cast at a meeting called for the purpose of voting on such approval, in accordance with the provisions of Section 15 of the 1940 Act and any rule, interpretation or order of the SEC.

(c) This Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, (i) by the Board, by a vote of a majority of the outstanding voting securities of the Fund or by the Advisor on 60 days' written notice to the Sub-advisor or (ii) by the Sub-advisor on 60 days' written notice to the Trust.  This Agreement shall automatically terminate (x) upon its assignment or (y) upon termination of the Advisory Agreement.

SECTION 7.  ACTIVITIES OF THE SUB-ADVISOR

Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the Sub-advisor's right, or the right of any of the Sub-advisor's directors, officers or employees, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

SECTION 8.  REPRESENTATIONS OF SUB-ADVISOR.

The Sub-advisor represents and warrants to the Advisor that:

(a) It is registered as an investment advisor under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and will continue to be so registered for so long as this Agreement remains in effect;

(b) It is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;

(c) It has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; and

(d) It will promptly notify the Advisor and the Trust of the occurrence of any event that would disqualify the Sub-advisor from serving as an investment advisor of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

SECTION 9.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

The Trustees of the Trust and the shareholders of the Fund shall not be liable for any obligations of the Trust or of the Fund under this Agreement, and the Sub-advisor agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which the Sub-advisor's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Fund.

SECTION 10.  MISCELLANEOUS

(a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and approved by the Trust in the manner set forth in Section 6(b) hereof.

(b) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

(c) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware. Any legal suit, action or proceeding related to, arising out of or concerning this Agreement shall be brought only in the Court of Chancery of the State of Delaware unless the Trust, in its sole discretion, consents in writing to an alternative forum, or if such action may not be brought in that court, then such action shall be brought in any other court in the State of Delaware with jurisdiction (the “Designated Courts”). Each party (a) consents to jurisdiction in the Designated Courts, (b) waives any objection to venue in either Designated Court, and (c) waives any objection that their Designated Court is an inconvenient forum.

(d) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

(e) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

(f) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid. This Agreement shall be construed as if drafted jointly by both the Advisor and Sub-advisor and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement. This Agreement does not, and is not intended to, create any third-party beneficiary or otherwise confer any rights, privileges, claims or remedies upon any shareholder or other person other than the parties and their respective successors and permitted assigns.

(g) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(h) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

(i) No affiliated person, employee, agent, director, officer or manager of the Sub-advisor shall be liable at law or in equity for the Sub-advisor’s obligations under this Agreement.

(j) The terms "vote of a majority of the outstanding voting securities", "interested person", "affiliated person," “control” and "assignment" shall have the meanings ascribed thereto in the 1940 Act.

(k) Each of the undersigned warrants and represents that he or she has full power and authority to sign this Agreement on behalf of the party indicated and that his or her signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

FIRST TRUST CAPITAL Management L.P.

Name: Michael Peck
Title: Chief Executive Officer

PALMER SQUARE CAPITAL MANAGEMENT LLC

Name: Scott Betz
Title: Chief Operating Officer

Appendix A

Series of the Trust:

Fund

First Trust Multi-Strategy Fund

Appendix B

Sub-Advisory Fee:

The following percentage[s] of the average daily net assets of the Fund:

0.50% on that portion of the Fund’s assets managed by the Sub-advisor (the Portfolio, as defined in Section 1(a) above).